UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2019

CNL HEALTHCARE PROPERTIES II, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-55777	47-4524619
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

450 South Orange Avenue, Orlando, FL		32801
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (407) 650-1000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On November 1, 2019, L. Burke Rainey, tendered his resignation as the chief accounting officer of CNL Healthcare Properties II, Inc. (the “Company”), effective as of December 31, 2019. There is no disagreement between Mr. Rainey and the Company on any matter relating to the Company’s financial condition or financial reporting.

(c) Effective upon Mr. Rainey’s departure, Ixchell C. Duarte, the Company’s chief financial officer and treasurer, will additionally assume the role of principal accounting officer of the Company. Ms. Duarte has served as the Company’s chief financial officer and treasurer since February 2018 and as senior vice president since January 2016. She previously served as the Company’s chief accounting officer from January 2016 to June 2017. Ms. Duarte has served as senior vice president and chief accounting officer of CHP II Advisors, LLC, the Company’s external advisor (the “Advisor”) since its inception on July 9, 2015. Ms. Duarte has served as chief financial officer and treasurer of CNL Healthcare Properties, Inc., a public, non-traded REIT, since February 2018 and as a senior vice president since March 2012. Ms. Duarte also served as chief accounting officer from March 2012 until June 2017, and was previously a vice president from February 2012 to March 2012. She also has served as senior vice president and chief accounting officer of CNL Healthcare Corp., the advisor to CNL Healthcare Properties, Inc., since November 2013. Ms. Duarte served as senior vice president and chief accounting officer of CNL Lifestyle Properties, Inc., a public, non-traded REIT from March 2012 until its dissolution in December, 2017. Ms. Duarte served as senior vice president and chief accounting officer of its advisor from November 2013 to December 2017. Ms. Duarte served as senior vice president and chief accounting officer of CNL Growth Properties, Inc., a public non-traded REIT from June 2012 until its dissolution in October 2017. Ms. Duarte served as senior vice president of its advisor from November 2013 to December 2017. She also served as senior vice president and chief accounting officer of Global Income Trust, Inc., a public non-traded REIT, from June 2012 until its dissolution in December 2015, and served as a senior vice president of its advisor from November 2013 to December 2016. Prior to rejoining CNL affiliates in January 2012, Ms. Duarte served as controller at GE Capital, Franchise Finance from February 2007 through January 2012. Ms. Duarte served as senior vice president and chief accounting officer of Trustreet Properties, Inc., a publicly traded REIT, from February 2005 until the sale of Trustreet to GE Capital in February 2007. Ms. Duarte served as vice president and controller of CNL Restaurant Properties, Inc. from November 1999 through February 2005 and held various positions with CNL affiliates from September 1995 to February 2005, including director of accounting, controller, chief financial officer, secretary and treasurer. Prior to joining CNL’s affiliates, Ms. Duarte worked in the New York City audit practice of KPMG, LLP from September 1988 through August 1990 and for the Orlando, FL audit practice of Coopers & Lybrand from September 1990 through September 1995. She received a B.S. in accounting from the Wharton School of the University of Pennsylvania in 1988 and is a certified public accountant and a chartered global management accountant.

All of our executive officers are employed by and receive compensation from affiliates of the Advisor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CNL Healthcare Properties II, Inc.

November 7, 2019

	By:	/s/ Stephen H. Mauldin
Stephen H. Mauldin
Chief Executive Officer, President and Chairman